SUB-ITEM 77I
Terms of new or amended securities


(1)	On November 28, 2016, 485BPOS, Accession
No. 0000100334-16-000268, an amendment to the
registration statement of American Century Mutual
Funds, Inc., was filed with the Securities and Exchange
Commission. This amendment registered the following new classes, all of which were effective December 1, 2016, and describes the characteristics of the new classes.

	Adaptive Equity Fund
		A Class
		R Class
		R6 Class


(2)	On April 7, 2017, 485BPOS, Accession No.
0000100334-17-000098, an amendment to the
registration statement of American Century Mutual
Funds, Inc., was filed with the Securities and Exchange
Commission. This amendment registered the following new classes, all of which were effective April 10, 2017, and describes the characteristics of the new classes.

	Balanced Fund
		R5 Class

	Growth Fund
		R5 Class
		Y Class

	Heritage Fund
		R5 Class
		Y Class

	Select Fund
		R5 Class
		Y Class

	Small Cap Growth Fund
		R5 Class
		Y Class

	Sustainable Equity Fund
		R5 Class
		Y Class

	Ultra Fund

		R5 Class
		Y Class




(3)	Effective April 10, 2017 the following classes
were renamed.

	Adaptive Equity Fund
		Institutional Class renamed I Class

	All Cap Growth Fund
		Institutional Class renamed I Class

	Balanced Fund
		Institutional Class renamed I Class

	Capital Value Fund
		Institutional Class renamed I Class

	Growth Fund
		Institutional Class renamed I Class

	Heritage Fund
		Institutional Class renamed I Class

	New Opportunities Fund
		Institutional Class renamed I Class

	Select Fund
		Institutional Class renamed I Class

	Small Cap Growth Fund
		Institutional Class renamed I Class

	Sustainable Equity Fund
		Institutional Class renamed I Class

	Ultra Fund
		Institutional Class renamed I Class